UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 24, 2010

Hines Global REIT, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 24, 2010, Hines Global REIT Fifty South Sixth LLC, a subsidiary of Hines Global REIT Properties LP (the "Operating Partnership"), which is a subsidiary of Hines Global REIT, Inc. ("Hines Global"), entered into a contract with KanAm Grund Kapitalanlagegesellschaft mbH, for the benefit of KanAm US-grundinvest Fonds, (the "Seller") to acquire Fifty South Sixth, a 29-story office building located in Minneapolis, Minnesota.  The Seller is not affiliated with Hines Global or its affiliates.

Fifty South Sixth was constructed in 2001 and consists of 698,606 square feet of rentable area that is 94% leased.  Dorsey & Whitney LLP, an international law firm, leases 333,264 square feet or approximately 48% of the building’s rentable area, under a lease that expires in September 2016.   Deloitte & Touche USA LLP, an auditing, consulting, financial advisory, risk management and tax services company, leases 142,435 square feet or approximately 20% of the building’s rentable area, under a lease that expires in June 2024.  The remaining space is leased to 30 tenants, none of which leases more than 10% of the rentable area of the building.

The contract purchase price for Fifty South Sixth is expected to be approximately $180.0 million, exclusive of transaction costs, financing fees and working capital reserves.  Hines Global expects to fund the acquisition using proceeds from its current public offering along with debt financing.

Hines Global expects the closing of this acquisition to occur on or before November 4, 2010, subject to entering into debt financing as well as a number of other closing conditions.  Hines Global expects to fund a $25.0 million earnest money deposit on or about September 28, 2010.  There is no guarantee that this acquisition will be consummated, and, if Hines Global elects not to close on the acquisition of Fifty South Sixth or is unable to obtain debt financing, it could forfeit its earnest money deposit.  This description is qualified in its entirety by Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the potential acquisition of the property described herein and funding sources for the same, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks associated with Hines Global's ability to continue to raise offering proceeds, the possibility that Hines Global may determine not to close on the acquisition after completing additional due diligence, and other risks described in the “Risk Factors” section of Hines Global’s Registration Statement on Form S-11 and Annual Report on Form 10-K for the year ended December 31, 2009.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit:

10.1 Purchase and Sale Agreement, dated as of September 24, 2010, by and between KanAm Grund Kapitalanlagegesellschaft mbH and Hines Global REIT Properties LP (filed as exhibit 10.1 to the Current Report on Form 8-K filed on September 27, 2010 and is incorporated by reference herein).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

September 27, 2010	By:	/s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

10.1
Purchase and Sale Agreement, dated as of September 24, 2010, by and between KanAm Grund Kapitalanlagegesellschaft mbH and Hines Global REIT Properties LP (filed as exhibit 10.1 to the Current Report on Form 8-K filed on September 27, 2010 and is incorporated by reference herein).